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                                                                   Exhibit 10.24

                              SETTLEMENT AGREEMENT

     This Settlement Agreement ("Agreement") is entered into as of the 28th day of August, 2001 (the "Execution Date"), by and among Breakaway Solutions, Inc., a Delaware corporation ("Breakaway"), and Ascendant Solutions, Inc., a Delaware corporation ("Ascendant"). Breakaway and Ascendant are collectively referred to herein as the "Parties".

                                   WITNESSETH:

     WHEREAS, on July 31, 2000, Breakaway, as tenant, and Dallas Hines Development Limited Partnership, a Texas limited partnership ("Landlord"), as landlord, entered into that certain Lease Agreement (the "Lease") for approximately 49,900 square feet in the "Galleria North" building in Dallas, Texas (the "Leased Premises"), as more particularly described in the Lease;

     WHEREAS, on or about February 13, 2001, Breakaway, as sublandlord, and Ascendant, as subtenant, entered into that certain Sublease Agreement ("Sublease") for the lease of approximately 24,950 square feet of the Leased Premises (the "Subleased Premises") as more particularly described in the Sublease, and for certain items of personal property owned by Sublandlord, defined in the Sublease as the "FF&E" and listed on Exhibit "A" attached hereto;
                                                    -----------

     WHEREAS, Ascendant posted a letter of credit in the amount of $350,000.00 (defined in the Sublease as the "Letter of Credit") for the benefit of Breakaway to secure its obligations under the Sublease;

     WHEREAS, on February 16, 2001, Breakaway sold, and Ascendant purchased, certain personal property more particularly described on Exhibit "B" and
                                                         -----------
referred to hereafter as the "Purchased Equipment"; and

     WHEREAS, the Parties wish to terminate the Sublease and mutually release and waive all claims against each other under the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the above, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties agree as follows:

                               A G R E E M E N T:

     1. Termination of Sublease. The Sublease shall terminate effective as of
        -----------------------
the Termination Date (defined below). The Parties further agree that Ascendant's rent, allocable share of operating expenses, parking rental, and any and all past, present and future monetary and non-monetary obligations have been, and/or will be satisfied from the funds provided to Breakaway as set forth below. After the Termination Date, neither Party will owe any obligation arising under the Lease or Sublease, monetary or otherwise, to the other party, except as may be provided in this Agreement.

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     2. Termination Date and Vacating Premises.
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        a.  The "Termination Date" shall mean the date that Ascendant tenders


            Three Hundred Thousand Dollars and No/100 ($300,000.00) to Breakaway in immediately available funds. The funds will be wired to Breakaway according to the instructions set forth on Exhibit "C". On the
                                                       -----------
            Termination Date, Breakaway shall return the original Letter of Credit to Ascendant. Breakaway represents and warrants that it has not, and will not, draw on the Letter of Credit, and that it will take any and all actions necessary so that the Letter of Credit is returned to Ascendant or cancelled. In connection with the foregoing, Breakaway has executed and faxed the letter attached hereto as Exhibit "D" to Comerica Bank-Texas, as evidenced by the
                      -----------
            attached confirmation of receipt.

        b. For and in consideration of the $300,000.00 referenced in Section 2(a) above (and no additional consideration), Ascendant will have the right to occupy the Subleased Premises and use the FF&E and Purchased Equipment until September 7, 2001 (the "Departure Date"). At that time, Ascendant will vacate the Subleased Premises, remove its personal property therefrom, and return the FF&E and the Purchased Equipment to Breakaway, all as provided for in the Sublease or this Agreement. The Parties acknowledge that effective as of the Termination Date, title to the Purchased Equipment will vest in Breakaway, and Ascendant will no longer have any interest in the same, except the right of use provided for above.

     3. Waiver and Release. Except as provided in Section 5 below, the Parties
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agree and acknowledge that by the execution of this Agreement and in consideration of the payments and agreements contained herein, each Breakaway and Ascendant do hereby waive and release the other party, and their respective officers, directors, shareholders, partners, affiliates, agents, predecessors, successors and assigns of and from any and all claims, liabilities, damages, and causes of action, known or unknown, at law or in equity, whether now existing or hereafter arising in connection with the Lease and the Sublease or otherwise in connection with Ascendant's use or occupancy of the Subleased Premises. The Parties represent and warrant that each is the owner and holder of any and all claims and causes of action which each party released and that each has neither assigned, transferred, or otherwise disposed of same (by operation of law or otherwise) nor shall they hereafter do so without express reference to, and being conditioned upon, the acquiring parties' agreement to be bound by this Agreement.

     4. Indemnity. Except as provided in Section 5 below, from and after the
        ---------
Termination Date, Breakaway shall indemnify, defend, and hold Ascendant harmless from and against any and all claims, losses, liabilities, costs, expenses (including without limitation reasonable attorneys' fees and costs of court), damages, and liens (collectively, the "Claims"), arising from, or relating or incident to, the Sublease or the Subleased Premises, to the extent said Claims are made or demanded by Landlord, its agent, representatives, successors and assigns.

     5. Carve-out from Waiver & Release and Indemnity. The Parties acknowledge
        ---------------------------------------------
that the waiver and release contained in Section 3 above (the "Release"), and the indemnity contained in Section 4 above (the "Indemnity"), shall not apply to any matters that arise solely from Ascendant's use of the Subleased Premises, the Purchased Equipment, or the FF&E between the Termination Date and Departure Date (the "Interim Period"). Unless Breakaway notifies Ascendant in writing within five (5) business days of the Departure Date of any claims it may have with respect to Ascendant's use of the Subleased Premises, the Purchased Equipment,


                                                                          Page 2



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or the FF&E during the Interim Period, then the Release and the Indemnity will automatically (and without further action by either party) be deemed to apply to the Interim Period as well. If Breakaway so notifies Ascendant, then the Parties agree to negotiate in good faith to resolve any outstanding issues; provided however, that except with respect to the Interim Period, the Release and Indemnity will be unaffected.

     6.   Survival. The provisions of this Agreement shall survive and be
          --------
binding upon the parties hereto following the execution and delivery hereof.

     7.   General. This Agreement has been executed in, and shall be governed by
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and construed in accordance with, the laws of the State of Texas, and all obligations are enforceable, and venue shall be in Dallas County, Texas. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the legal representatives, heirs, successors and assigns of the parties hereto. Except as may be necessary to comply with applicable laws, the Parties covenant and agree to keep this Agreement confidential and that there are not, and shall not be, any third party beneficiaries of this Agreement.

     8.   Attorneys' Fees. If any action at law or equity is necessary to
          ---------------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any relief to which it may be entitled.

     9.   Assumption of Risk. Each of the parties expressly accepts and assumes
          ------------------
the risk that if any fact or circumstance is found, suspected or claimed hereafter to be other than or different from, the facts or circumstances now believed to be true, then this Agreement shall be and remain effective notwithstanding any such difference in any such facts or circumstances.

     10.  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes all prior and contemporaneous agreements or understandings and/or discussions, whether written or oral, between the parties with respect to the subject matter hereof.

     11.  Counterparts. This Agreement may be executed in multiple facsimile
          ------------
counterparts, each of which shall constitute one and the same agreement.




                            [Signature Page Follows]

                                                                          Page 3

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.


                            ASCENDANT:
                            ---------

                            ASCENDANT SOLUTIONS, INC.
                            a Delaware corporation

                            By:
                                  -----------------------------
                            Name: David E. Bowe
                            Its:  President and CEO

                            BREAKAWAY:

                            BREAKAWAY SOLUTIONS, INC.
                            a Delaware corporation

                            By:
                                     --------------------------
                            Name:
                                     --------------------------
                            Its:
                                     --------------------------